                               AMENDMENT NO. 2 TO

                                    EXHIBIT A

                     OF THE INVESTMENT MANAGEMENT AGREEEMENT

         THIS EXHIBIT to the Investment Management Agreement dated August 27, 1999 (the "Agreement") between DELAWARE GROUP EQUITY FUNDS III and DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust (the "Investment Manager"), amended as of the 26th day of June, 2001 to add Delaware Health Care Fund and Delaware Small Cap Growth Fund, lists the Funds for which the Investment Manager provides investment management services pursuant to this Agreement, along with the management fee rate schedule for each Fund and the date on which the Agreement became effective for each Fund.

                                                                             Management Fee Schedule
                                                                             (as a percentage of
                                                                           average daily net assets)
Fund Name                               Effective Date                            Annual Rate
---------                               --------------                            -----------
Delaware American                     December 22, 1999                   0.75% on first $500 million
Services Fund                                                             0.70% on next $500 million
                                                                          0.65% on next $1,500 million
                                                                          0.60% on assets in excess of
                                                                          $2,500 million

Delaware Focused Growth               December 22, 1999                   0.65% on first $500 million
Fund (formerly Delaware                                                   0.60% on next $500 million
Large Cap Growth Fund)                                                    0.55% on next $1,500 million
                                                                          0.50% on assets in excess of
                                                                          $2,500 million

Delaware Research Fund                December 22, 1999                   1.00% on first $500 million
                                                                          0.95% on next $500 million
                                                                          0.90% on next $1,500 million
                                                                          0.85% on assets in excess of
                                                                          $2,500 million

Delaware Technology and               December 22, 1999                   0.75% on first $500 million
Innovation Fund                                                           0.70% on next $500 million
                                                                          0.65% on next $1,500 million
                                                                          0.60% on assets in excess of
                                                                          $2,500 million

Delaware Trend Fund                   August 27, 1999                     0.75% on first $500 million
                                                                          0.70% on next $500 million
                                                                          0.65% on next $1,500 million
                                                                          0.60% on assets in excess of
                                                                          $2,500 million

Delaware Health                       June 26, 2001                       0.75% on first $500 million
Care Fund                                                                 0.70% on next $500 million
                                                                          0.65% on next $1.5 billion
                                                                          0.60% on assets in excess of
                                                                          $2.5 billion

Delaware Small Cap                    June 26, 2001                       1.00% on first $250 million
Growth Fund                                                               0.90% on next $250 million
                                                                          0.75% on assets in excess of
                                                                          $500 million

DELAWARE MANAGEMENT COMPANY,                        DELAWARE GROUP EQUITY
a series of Delaware Management Business Trust      FUNDS III on behalf of Delaware
                                                    Health Care Fund and Delaware Small
                                                    Cap Growth Fund



By:                                                 By:
   ----------------------------------                  ------------------------------------
Name:  David K. Downes                                 Name: David K. Downes
Title: President                                       Title: President and Chief Executive
                                                              Officer



Attest:                                             Attest:
       --------------------------------                    --------------------------------
Name:                                               Name:
Title:                                              Title:



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